Exhibit 99.1

                                 PRESS RELEASE

    March 23, 2000 - Birch Telecom, Inc. filed a registration statement today with the Securities and Exchange Commission as part of a proposed initial public offering of its common stock. Birch provides integrated telecommunications services to small and mid-sized businesses and residential customers in selected markets in Kansas, Missouri and Texas.

    A registration statement relating to these shares has been filed with the Securities and Exchange Commission but has not yet become effective. The shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. A preliminary prospectus, when available, may be obtained from Lehman Brothers, Inc., c/o ADP Financial Services Prospectus Fulfillment, 55 Mercedes Way Edgewood, New York 11717, phone (516) 254-7106, fax
(516) 254-7268 or Bear, Stearns & Co. Inc., 245 Park Avenue, 18th Floor, New York, New York 10167.

    This press release and statements by Birch Telecom, Inc. in stockholder reports and public filings, as well as oral public statements by Company representatives, may contain certain forward looking information that is subject to certain risks and uncertainities that could cause actual results to differ materially from those projected. Without limitation, these risks and uncertainties include revision of expansion plans, availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the Company's business, changes in the competitive climate in which the Company operates, overall economic trends, including interest rate and foreign currency trends, stock market activity and the emergence of future opportunities. Readers should review and consider the various disclosures made by the Company in its public reports.